EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2019 Employee Stock Purchase Plan of Acorda Therapeutics, Inc. of our reports dated February 27, 2019, with respect to the consolidated financial statements of Acorda Therapeutics, Inc., and the effectiveness of internal control over financial reporting of Acorda Therapeutics, Inc., included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Hartford, Connecticut

August 7, 2019